Exhibit 10.21

SECURITY AGREEMENT

(Information Decisions, Incorporated and

Workgroup Technology Corporation)

This Corporate Guarantor Security Agreement, is entered into this 8th day of March, 2011 (the “Corporate Guarantor Security Agreement”) by and between INFORMATION DECISIONS, INCORPORATED, a Michigan corporation with a place of business at 3001 West Big Beaver Road, Troy, Michigan, and WORKGROUP TECHNOLOGY CORPORATION, a Delaware corporation with a place of business at 59 Lowes Way, Suite 401, Lowell, Massachusetts (each a “Corporate Guarantor” and together the “Corporate Guarantors”) and ONE CONANT CAPITAL, LLC,  with a place of business at One Post Office Square, Boston, Massachusetts (the “Lender”).

RECITALS

WHEREAS, on the date of this Corporate Guarantor Security Agreement the Lender made two loans to SofTech, Inc. (the “Borrower”) pursuant to that certain (i) $2,900,000 Term Note, dated as of the date herein (the “Term Note”), (ii) $300,000 Revolving Line of Credit Note, date as of the date herein (the “Revolving Note”), (iii) Loan, Pledge and Security Agreement, dated as of the date herein (the “Loan Agreement”), and (iii) other Loan Documents (as defined in the Loan Agreement).

WHEREAS, in partial consideration for, and as an inducement to the Lender to extend credit under the Loan Documents, the Corporate Guarantors executed that certain Corporate Guaranty Agreement, dated as of the date herein (the “Corporate Guaranty”), pursuant to which the Corporate Guarantors unconditionally guaranteed the payment and performance of the Borrower’s obligations, agreements, terms, conditions, covenants, representations and warranties under the Loan Documents.

WHEREAS, to secure all obligations under the Corporate Guaranty the Corporate Guarantors agreed to grant Lender a security interest in all of Corporate Guarantors’ assets.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

SECTION 1

DEFINITIONS

1.1

Definitions.  Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  Terms not otherwise defined herein or the Loan Agreement shall have the meanings ascribed to them, if any, in the Uniform Commercial Code.

1.2

Conflict with the Loan Agreement.  If there is a conflict between the definitions, terms or provisions of this Corporate Guarantor Security Agreement and the Loan Agreement, the definitions, terms or provisions of the Loan Agreement shall control.

SECTION 2

GRANT OF SECURITY INTEREST

2.1

Grant of Security Interest.  The Corporate Guarantors hereby grant to the Lender a security interest in and lien on all assets of the Corporate Guarantors, whether owned separately or jointly, wherever located and whether now owned or hereafter acquired, including without limitation the following, whether now owned by the Borrower or hereafter acquired (all terms shall have the meaning provided in the Code), (a) all accounts (which for avoidance of doubt shall exclude accounts of Borrower’s Subsidiaries, except those in Canada), (b) all inventory, (c) all general intangibles, provided, however, Borrower’s Equity Interests in the Foreign Subsidiaries shall be limited as provided in clause (t) below, (d) all chattel paper, (e) all instruments, (f) all payment intangibles, (g) all equipment, (h) all insurance and insurance proceeds, (i) all machinery, (j) all contracts, including all retainage under such contracts, (k) all contract rights, (l) all Intellectual Property, including without limitation all source code, (m) all chattel paper, (n) all electronic chattel paper, (o) all causes of action and Commercial Tort Claims, (p) all deposit accounts, including without limitation all Deposit Accounts and the Operating Account, (q) all supporting obligations, (r) all funds on deposit with or under the control of Lender or its agents or correspondents, (s) all notes, documents, agreements and other writings that evidence a loan or other financial obligation owed to the Corporate Guarantors, including without limitation each Permitted Loan, (t) all Equity Interests, including without limitation stock and stock certificates in each Domestic Subsidiary and sixty-five percent (65%) of all Equity Interests, including without limitation stock and stock certificates in each Foreign Subsidiary, (u) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, (v) all fixtures, (w) all vehicles, and (x) all written or electronically recorded books and records relating to any such assets and other rights relating thereto, wherever located and whether now owned by one or both of the Corporate Guarantors, or hereafter acquired (collectively the “Corporate Guarantor Collateral”).  A complete list of all Commercial Tort Claims is set forth in Exhibit 2.1.

2.2

Secured Obligations.  The security interest granted herein secures the payment and performance of any and all amounts due under the Corporate Guaranty.

SECTION 3

WARRANTIES AND REPRESENTATIONS

Each Corporate Guarantor hereby warrants, represents and covenants that:

3.1

They are each a stock corporation formed under the laws of Michigan (Information Decisions, Incorporated) and Delaware (workgroup Technology Corporation).

3.2

They will not change their respective principal place of business, their respective form or state of formation without giving the Lender thirty (30) days prior written notice of such change.

3.3

The Corporate Guarantors have no other current additional place of business, other than the locations set forth in the preamble to this Corporate Guarantor Security Agreement.

3.4

When an asset or assets become Corporate Guarantor Collateral outside of the ordinary course of business the Corporate Guarantors shall notify the Lender of its location.  Thereafter, if the location of any Collateral changes, within thirty (30) days after such change the Corporate Guarantors shall notify the Lender, in writing, of such new location.  None of the Corporate Guarantors shall change their respective names or conduct business operations under any fictitious business name or trade name, without, in any such case, first giving the Lender at least thirty (30) days' prior written notice.

3.5

The Corporate Guarantors are the sole owners of the Corporate Guarantor Collateral, respectively, free from any lien, security interest or encumbrance other than those liens, security interests and encumbrances lists in Exhibit 3.5.  The Corporate Guarantors will defend the Corporate Guarantor Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

3.6

The Corporate Guarantors will not sell or otherwise dispose of any of the Corporate Guarantor Collateral or any interest therein, nor will the Corporate Guarantors create, incur or permit to exist any mortgage, lien, charge, encumbrance or other security interest whatsoever with respect to the Corporate Guarantor Collateral, unless such liens are set forth in Exhibit 3.5 or the Lender consents agrees and consents in writing.  Upon the Corporate Guarantors’ receipt of sale proceeds arising from the sale or transfer of Collateral the Corporate Guarantors shall hold the proceeds of sale in trust for the Lender, and immediately turn them over to the Lender.

3.7

The Corporate Guarantors will keep the Corporate Guarantor Collateral in good order and repair (normal wear excepted) and adequately insured at all times in accordance with industry standards.

3.8

The Corporate Guarantors will pay promptly when due all taxes and assessments on the Corporate Guarantor Collateral or for its use or operation.

3.9

By executing this Corporate Guarantor Security Agreement the Corporate Guarantors authorize the Lender to file such records as may be required under the Uniform Commercial Code to perfect the Lender’s security interest.

3.10

The Corporate Guarantors will give the Lender notice of each office at which records of the Corporate Guarantors pertaining to all intangible items of Collateral are kept.  Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the addresses shown at the beginning of this Corporate Guarantor Security Agreement as the principal place of business of each Corporate Guarantor.

SECTION 4

EVENTS OF DEFAULT

Each Corporate Guarantor shall be in default under this Corporate Guarantor Security Agreement, the Corporate Guaranty and all other Loan Documents, if any one or more of the following events occurs:

4.1

Corporate Guaranty.  There is an existing Event of Default under the Corporate Guaranty, or under any of the Loan Documents.

4.2

Payments.  The Borrower fails to pay any amount due under any of the Loan Documents (whether monthly, at maturity, by notice of intention to prepay, or otherwise).

4.3

Covenants.  The Borrower fails to observe or perform any non-monetary term, condition or covenant set forth in the Loan Agreement, or any other Loan Document, beyond any applicable cure period.

4.4

Covenants.  Either Corporate Guarantor fails to observe or perform any non-monetary term, condition or covenant set forth in this Corporate Guarantor Security Agreement or the Corporate Guaranty.

4.5

Representations, Warranties.  Any representation or warranty made or deemed to be made by the Borrower in any of the Loan Documents, or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto, shall be or have been false, misleading or incorrect in any material respect.

4.6

Representations, Warranties.  Any representation or warranty made or deemed to be made by any of the Corporate Guarantors in this Corporate Guarantor Security Agreement or the Corporate Guaranty, or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto, shall be or have been false, misleading or incorrect in any material respect.

4.7

Other Agreements.  Any other obligation now or hereafter owed by any of the  Corporate Guarantors to the Lender shall be in default and not cured within the applicable grace period, if any.

4.8

Bankruptcy.  If either Corporate Guarantor is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in Bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for a Corporate Guarantor or any substantial part of the property of a Corporate Guarantor is appointed, or if any such receivership or trusteeship continues undischarged for a period of forty-five (45) days.

4.9

Loss, Theft or Damage.  There shall occur any loss, theft, damage or destruction of any Collateral, which loss is not fully insured, less applicable deductibles, and which has a Material Adverse Change.

4.10

Payment Defaults.  Any Corporate Guarantor shall (i) fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds one hundred thousand dollars ($100,000), and such failure shall continue beyond any applicable cure period, or (ii) suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for borrowed money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Lender’s obligations hereunder to make further loans to the Borrower shall be suspended.

4.11

Judgments.  Any uninsured judgment against a Corporate Guarantor or its assets or property for amounts in excess of one hundred thousand dollars ($100,000) in the aggregate, remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

4.12

Attachments. Any assets of a Corporate Guarantor shall be subject to attachment, levy, or garnishment for amounts in excess of ten thousand dollars ($10,000) in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to such Corporate Guarantor.

4.13

Security Interests.  Any security interest created pursuant to this Corporate Guarantor Security Agreement or any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Lender the Liens, rights, powers and privileges purported to be created thereby (including without limitation, a perfected security interest in, and Lien on, all of the Corporate Guarantor Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens, except for Liens authorized by the Lender in writing.

4.14

Criminal Acts.  The conviction of any director or officer of a Corporate Guarantor for a felony offense under federal or state law, if the same will or may reasonably have a Material Adverse Effect.

4.15

Injunction.  Entry of a court order that enjoins, restrains or in any way prevents a Corporate Guarantor from conducting its business, or materially interferes with the ownership, use, occupation or management of any of its assets, which order has not been overturned, vacated or repealed within fifteen (15) Business Days following its entry.

SECTION 5

REMEDIES

If any Event of Default shall occur and be continuing, under this Corporate Guarantor Security Agreement, the Lender may, without notice to any or all of the Corporate Guarantors, at its option, take any or all of the following actions.

5.1

Declare immediately due and payable all amounts due under the Corporate Guaranty and all Loan Documents.

5.2

Exercise any right, power or remedy permitted by law or as set forth in any of the Corporate Guaranty and/or the Loan Documents.

5.3

Foreclose all security interests on the Corporate Guarantor Collateral.

5.4

If requested by the Lender, the Corporate Guarantors will promptly assemble the Corporate Guarantor Collateral and make it available to the Lender at a place to be designated by the Lender.

5.5

The Corporate Guarantors shall be jointly and severally liable for any deficiencies in the event the proceeds of the disposition of the Corporate Guarantor Collateral do not satisfy the Indebtedness in full.

5.6

Without waiving, modifying or amending any of its other rights hereunder or under any other Loan Document, or under applicable law, the Lender shall have all rights and remedies of a secured party under the Uniform Commercial Code, and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract.

5.7

Each Corporate Guarantor agrees that any notice by the Lender of the sale or disposition of the Corporate Guarantor Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Corporate Guarantors if the notice is mailed to the Corporate Guarantors by regular or certified mail, postage prepaid, at least ten (10) days before the action to be taken.

5.8

The Lender may demand, collect and sue for all amounts owed pursuant to Accounts, general intangibles, chattel paper or for proceeds of any Collateral (either in the Corporate Guarantors’ names or the Lender's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts in its sole and absolute discretion.

5.9

In addition to any other remedy available to it, the Lender shall have the absolute right, during a continuing Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of each or all of the Corporate Guarantors, and any costs and expenses incurred by the Lender in connection with such receivership shall bear interest at the Default Rate, and shall be secured by all Collateral.

5.10

During a continuing Event of Default, each Corporate Guarantor authorizes the Lender to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Corporate Guarantor Collateral and irrevocably appoints the Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

5.11

No remedy shall be exclusive of other remedies or impair the right of the Lender to exercise any other remedies.

5.12

Each Corporate Guarantor waives any and all rights they may have to require marshaling of their assets and/or claims.

5.13

If at any time the Lender has the right to dispose of any Collateral which consists of Intellectual Property, including without limitation a patent, trademark or copyright, which a Corporate Guarantor owns, each Corporate Guarantor grants to the Lender a royalty free license to use or exploit any such Intellectual Property in any manner it deems necessary to sell, transfer, liquidate, dispose of or to continue the business of such Corporate Guarantors, in addition to the grant of any security interest granted to such Corporate Guarantor in such Intellectual Property.  If the Corporate Guarantor Collateral which consists of Intellectual Property is a licenses from another party, to the extent permitted by the applicable agreement, each Corporate Guarantor grants to the Lender a sublicense (on terms identical to the terms of the license from such other party to the Corporate Guarantors) to use or exploit any such license agreement, in any manner it deems necessary to sell, transfer, liquidate, dispose of or to continue the business of the Corporate Guarantors, in each case, in addition to the grant of any security interest granted to the Corporate Guarantors in such license.  Each such royalty free license or such sublicense shall extend to any person or persons purchasing such Collateral from the Lender.

5.14

After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and attorneys’ fees) and all other charges against the Corporate Guarantor Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Indebtedness.  If the proceeds of any sale, lease or other disposition of the Corporate Guarantor Collateral hereunder are insufficient to pay all of the Indebtedness, in full, the Corporate Guarantors will be jointly and severally liable for the deficiency, together with interest thereon at the maximum rate provided in the Loan Documents, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys’ fees, expenses and disbursements.

5.15

The Corporate Guarantors hereby waive presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Corporate Guarantor Security Agreement, or the enforcement of the Lender’s rights hereunder or in connection with any Loan Document or any Corporate Guarantor Collateral.  The Corporate Guarantors consent to and waive notice of the granting of renewals, extensions of time for payment or other indulgences to the Corporate Guarantors or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any Corporate Guarantor Collateral, the addition or release of persons primarily or secondarily liable on any Indebtedness or on any account receivable or other Corporate Guarantor Collateral, the acceptance of partial payments on any Indebtedness or on any account receivable or other Corporate Guarantor Collateral and/or the settlement or compromise thereof.  No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.  Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. The Corporate Guarantors’ waivers under this Section have been made voluntarily, intelligently and knowingly and after each Corporate Guarantor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

SECTION 6

MISCELLANEOUS PROVISIONS

6.1

Continuing Obligation to Cooperate.  Each Corporate Guarantor agrees to execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Corporate Guarantor Security Agreement.

6.2

Amendments.  This Corporate Guarantor Security Agreement may be amended only by an instrument in writing and duly signed by the Lender and each Corporate Guarantor.

6.3

Enforceability.  If any provisions of this Corporate Guarantor Security Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Corporate Guarantor Security Agreement.

6.4

Venue.  Each Corporate Guarantor and Lender agree that any action or proceeding to enforce or arising out of this Corporate Guarantor Security Agreement may be commenced in any federal or state court of the Commonwealth of Massachusetts sitting in the county of Suffolk.

6.5

Service of Process.  Each Corporate Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

6.6

No Waiver, Remedies Cumulative.   No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Corporate Guaranty or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

6.7

Survival of Representations.   All representations, warranties and covenants made herein shall survive the grant of a security interest hereunder, making of the loans under the Loan Agreement and the delivery of the Loan Documents, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to each Corporate Guarantor, and until this Corporate Guarantor Security Agreement is formally terminated in writing.

6.8

Participations.  Each Corporate Guarantor acknowledges and agrees that the Lender may at any time: (a) grant participations in all or any portion of the Note or of its right, title and interest therein or in or to this Corporate Guarantor Security Agreement (collectively "Participations") to any other lending office or to any other Lender, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (the "Participants").  All amounts payable by the Corporate Guarantors shall be determined as if the Lender had not granted such Participation.  Any agreement pursuant to which the Lender grants a Participation shall provide that the Lender retains the sole right and responsibility to enforce the obligations of the Corporate Guarantors, including without limitation the right to approve any amendment, modification or waiver of any provisions of this Corporate Guarantor Security Agreement.

6.9

Indemnity.   In addition to all other Indebtedness, each Corporate Guarantor agrees to defend, protect, indemnify and hold harmless the Lender, and all of its respective Affiliates, Subsidiaries, officers, directors, employees, attorneys, accountants, consultants, agents and any controlling Persons (collectively the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs, expenses and settlement agreements, joint and several (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses) incurred by any of the Indemnified Parties, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) any due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Corporate Guarantors, their respective operations and the Corporate Guarantor Collateral), negotiation, preparation, execution and/or performance of the Corporate Guaranty or any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender’s Liens in the Corporate Guarantor Collateral, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (ii) any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with any of the Loan Documents and/or Lender’s furnishing of funds to the Borrower, (iii) the Lender’s preservation, administration and enforcement of its rights under the Corporate Guaranty and Loan Documents and applicable law, including the reasonable fees to collect the outstanding Indebtedness, including but not limited to attorneys fees and disbursements, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (iv) periodic field exams, audits and appraisals performed by the Lender, as permitted by the Loan Agreement; and/or (v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense, any of which arise from an Indemnified Parties’ gross negligence or willful misconduct.  No Indemnified Party shall be liable for any direct or consequential damages that arise from or are related to this Corporate Guarantor Security Agreement, the Corporate Guaranty or any of the Loan Documents.  All obligations for indemnification hereunder for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses shall be part of the Indebtedness, secured by the Corporate Guarantor Collateral, and chargeable against the loan accounts of the Corporate Guarantors.  The indemnity herein shall survive the termination of this Corporate Guarantor Security Agreement.

6.10

Tax Obligations.  If any Corporate Guarantor should fail to pay any tax or other amount required by this Corporate Guarantor Security Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral, the Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of payment by the Lender until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.  Each Corporate Guarantor agrees to pay and save the Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not.  The agreement herein shall survive the termination of this Corporate Guarantor Security Agreement.

6.11

Reinstatement.  Notwithstanding anything herein to the contrary, this Corporate Guarantor Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Indebtedness is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of any one of the Corporate Guarantors, or upon the appointment of any receiver, assignee, intervener or conservator of, or trustee or similar official for, any of the Corporate Guarantors or any substantial part of their properties, or otherwise, all as though such payments had not been made.

6.12

Notices.   Any notice or other communication hereunder, or under any Loan Document, to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified in Exhibit 6.12 (or at any other address that the party may hereafter specify to the other parties in writing).

6.13

Governing Law.   This Corporate Guarantor Security Agreement shall be deemed contracts made under the laws of the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

6.14

Successors.   This Corporate Guarantor Security Agreement shall be binding upon and shall inure to the benefit of the Lender, and their respective successors and assigns.

6.15

Assignment.  The Corporate Guarantors may not assign any of their rights, obligations, covenants, representations, warranties, duties or responsibilities hereunder.  Any such assignment shall be void.  The Lender may assign all or part of its rights hereunder, at any time.  The Lender shall notify the Borrower of an assignment of Lender’s interests.

6.16

Counterparts.   This Corporate Guarantor Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

6.17

Exhibits.  The exhibits annexed hereto are the only exhibits to be annexed to this Corporate Guarantor Security Agreement, and the material contained therein shall be incorporated herein.

6.18

Captions.  The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Corporate Guarantor Security Agreement and shall not be utilized in the construction hereof.

6.19

Powers.   All powers of attorney granted to the Lender are coupled with an interest and are irrevocable.

6.20

Approvals.   If this Corporate Guarantor Security Agreement calls for the approval or consent of the Lender, such approval or consent may be given or withheld in the discretion of the Lender unless otherwise specified herein.

6.21

No Punitive Damages.   Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any dispute.

6.22

Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CORPORATE GUARANTOR SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CORPORATE GUARANTOR SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

6.23

Officers and Agents.  The Lender shall have the right to deal with any officer or other representative designated in writing by the Corporate Guarantors with regard to all matters concerning the rights and obligations of the Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents.  All actions or inactions of the officers, directors and/or agents of the Corporate Guarantors with regard to the transactions contemplated under this Corporate Guarantor Security Agreement shall be deemed with full authority and binding upon the Corporate Guarantors hereunder.  The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

6.24

Fiduciary and Representative Capacities.  If a party hereto executes this Corporate Guarantor Security Agreement in a fiduciary or representative capacity, only the estate or entity represented shall be bound by this Corporate Guarantor Security Agreement, and the party executing this Corporate Guarantor Security Agreement, and the shareholders, officers, directors, employees and beneficiaries of such party shall not be personally liable for any obligation, express or implied, hereunder.

6.25

Waiver of Certain Defenses. All rights of the Lender and all obligations of the Corporate Guarantors hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision hereunder, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any Corporate Guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Corporate Guarantors, or any third party, other than payment and performance in full of the Indebtedness, except as otherwise agreed to by the Lender, in writing.

6.26

No Fiduciary Relationship. No provision in this Corporate Guarantor Security Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lender to the Corporate Guarantors.

6.27

Lender’s Rights.  Nothing in this Corporate Guarantor Security Agreement shall be deemed a waiver or prohibition of the Lender's right of a lien, right of offset or right of setoff.

6.28

Termination.  This Corporate Guarantor Security Agreement shall terminate upon termination of the Corporate Guaranty.

6.29

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Corporate Guarantor Security Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Corporate Guarantor Security Agreement and (e) the word “asset” shall be construed to the have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

6.30

Entire Agreement. This Corporate Guarantor Security Agreement constitutes the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

[Remainder of the page is blank.  Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

CORPORATE GUARANTORS:

INFORMATION DECISIONS,

INCORPORATED

/s/ Jean Croteau

Jean Croteau

Its Chief Executive Officer

WORKGROUP TECHNOLOGY

CORPORATION

/s/ Jean Croteau

Jean Croteau

Its Chief Executive Officer

THE LENDER

ONE CONANT CAPITAL, LLC

/s/ Barbara Flight

Barbara Flight

Its Senior Vice President

[Signature page to Corporate Guarantor Security Agreement]

Exhibit 2.1

List of Commercial Tort Claims

None.

EXHIBIT 3.5

List of Encumbrances

1.

Liens granted to Greenleaf Capital, Inc. to secure obligations owed by the Borrower to Greenleaf Capital and guaranteed by the Corporate Guarantors.

[Remainder of the page is blank.]

EXHIBIT 6.12

Notices Addresses

If to the Senior Lender:

Barbara Flight

Senior Vice President

One Conant Capital, LLC

One Post Office Square, Suite 3710

Boston, Massachusetts 02109

with a copy to:

Sean W. Gilligan, Esq.

Gesmer Updegrove LLP

40 Broad Street

Boston, Massachusetts 02110

If to Either Corporate Guarantor:

Joseph P. Mullaney

President

SofTech, Inc.

59 Lowes Way, Suite 401

Lowell, Massachusetts 01851

with a copy to:

Matthew Gardella, Esq.

Matthew McTygue, Esq.

Edwards, Angel, Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199